Additional Information About the Transaction and Where to Find It

ROI Acquisition Corp. (the “Company”) intends to file with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement of the Company in connection with the proposed business combination (the “Business Combination”) with EveryWare Global, Inc. (“EveryWare”) and will mail a definitive proxy statement and other relevant documents to its stockholders. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve the Business Combination because the proxy statement will contain important information about EveryWare, the Company and the Business Combination. The definitive proxy statement will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s internet site at http://www.sec.gov or by directing a request to: ROI Acquisition Corp., 9 West 57th Street, New York, NY 10019, Attn: Joseph A. De Perio.

Participants in Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies to the Company’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in the Company is contained in the Company’s prospectus from its initial public offering dated as of February 24, 2012, as filed with the SEC, on February 27, 2012, and will also be contained in the proxy statement for the Business Combination, when available.

Operator:	Good day and welcome to the EveryWare and ROI conference call to discuss the announced merger. Following today’s prepared remarks, management will not be hosting a question and answer session. Today’s call is being recorded.

This presentation includes forward-looking statements within the meanings of the Safe Harbor Provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as anticipate, believe, expect, estimate, plan, outlook and project, and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the business, businesses of all ROI Acquisition Corp, EveryWare Global, Inc., and the combined company after completion of the proposed business combination are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. The investor presentation that accompanies this teleconference includes further information regarding certain non-GAAP financial measures that will be discussed on this call, including the method of calculating any non-GAAP financial data.

You are cautioned not to place undue reliance upon any forward-looking statements which speak only as of the date made and ROI and EveryWare undertake no obligation to update or revise the forward-looking statements whether as a result of a new information, future events or otherwise.

I’m now going to turn the call over to your host, (Tom Baldwin), the Chairman and CEO of ROI Acquisition Corp. Please go ahead, sir.

Tom Baldwin:	Thank you very much. Good morning, everyone. I’d like to welcome all of our callers as well as those people viewing the Webcast. I’m Tom Baldwin, Chairman and Chief Executive Officer of ROI Acquisition Corp.

We’re extremely excited to be here this morning to provide an overview of the proposed merger between ROI and EveryWare Global, a true leader in the branded consumer and food service tabletop industries.

Last evening, ROI issued a press release announcing this transaction and filed an 8-K with that press release, the merger agreement and the investor presentation. We are happy now to take this opportunity to introduce you to this very fine Company, EveryWare Global, and two key members of the team.

With us this morning is John Sheppard, EveryWare’s Chief Executive Officer and President. John has a terrific background, very strong leadership experience and a track record of meaningful accomplishment. John leads a very talented and tenured senior management team.

I’m also very happy to introduce Dan Collin, a partner with Monomoy Capital Partners, a leading private equity firm based in New York City, which is the principal stockholder of EveryWare.

As you’ll see, Dan and his team have added a great deal of value to this company and a great deal of equity value for the stockholders. Once the merger is effective, Monomoy, indicating its support for EveryWare, and quite importantly to this transaction, will continue to be the company’s largest stockholder.

Dan will also serve as chairman of the board and I will serve as vice-chairman of the board. You’ll be hearing from both Dan and John momentarily.

Before we reviewed – before we review the detailed presentation, I’d like to step back a little and share some insight and some background about how we at ROI view this EveryWare investment opportunity.

You know, over the course of this past year, we were quite active in the market. We looked at a large number of companies across several consumer sectors. It’s been our goal to identify a great consumer-oriented company that could operate well and continue to thrive and grow as a public company.

We set some very high goals. We were very precise in our objectives. Of course, we wanted companies with strong revenues, EBITDA and cash flow, one with a demonstrated track record, but we wanted more. We also wanted companies with strong brand recognition, leaders in their space and potentially global reach.

A company with strong leadership, committed management team, a company with a clear and crisp vision. We wanted a company with significant multiple growth opportunities. The list continues.

Well, as we view EveryWare, we fully believe that we’ve exceeded our expectations and identified a great fit. In EveryWare, we see a company with all of those attributes and more. This is a company with exceptional assets and brands, a proven team who has consistently delivered and created meaningful equity value for its investors.

In EveryWare, we believe we found the ideal merger partner and we’re enthusiastic and excited to be working with Dan, John, and the entire team to work to execute EveryWare’s growth strategy and to work to create outsized equity returns for our stockholders.

We look forward to speaking with you and seeing many of you over the course of our road show over the next few weeks. At this point, I’d like to turn your attention to the investor presentation, sent last night as an attachment to the 8-K.

I want to thank you in advance and point out that given the structure of today’s call, we’ll be providing an overview, but ask that you save your questions for future meetings and the road show.

Now, I ask that you turn to page 1. We’d like to remind you that this presentation includes forward-looking statements and ask that you thoroughly read that section as well as other critical information contained on pages 1, 2 and 3.

And with that in mind, please move to slide 6. ROI is pleased to deliver this EveryWare transaction to its stockholders. Our vision is clear and clearly stated. As I indicated earlier, we believe that when you view these key points, the nature of the underlying EveryWare business, iconic brands, strong trends, broad marketing, sourcing, manufacturing and distribution capabilities, this EveryWare transaction represents a unique and a significant investment opportunity.

Moving on to slide 7, it’s clear how we think about this company and how we believe that EveryWare should be appreciated by public investors and it has the ability to trade well in the public markets.

Please look at the metrics on the lower left with the enterprise value of approximately $420 million. This company is priced at a discount to the group. Targeted at 6.9 times 2013 planned adjusted EBITDA, in each case in line with IPOs, the company is priced at a discount to a list of comparable companies identified in the appendix section.

EveryWare has plans to move to provide revenue, EBITDA and growth above industry levels. John will outline those plans very shortly.

We believe that the company has the right platform, customer base, product lines and management team in place to be a successful public company.

I think slide 8 is very telling. It provides great insight into how we’re thinking about EveryWare and its brands, growth opportunities and structures, it’s customer relationships, product innovation and environmental factors.

John will also address these in more detail through the balance of this presentation. As we proceed to slide 9, you can see that this company has a successful history of acquiring and integrating businesses which has led to its impressive financial performance.

Revenues, adjusted EBITDA and free cash flow have shown significant growth while margins have expanded at the same time. This is a great recipe. I should note that EveryWare’s impressive growth occurred through weaker economic periods. Now, this growth suggests that this company is an outperformer and provides comfort as we look to the future, particularly as economic conditions improve.

With EveryWare, acquired businesses have grown in value due to the power of the management team, the platform and the company’s ability to run businesses both effectively and efficiently. Let’s move on to slide 10.

This transaction is expected to close within the enterprise value of $420 million, including new funded senior debt borrowings of $246 million, ROI’s cash and trust, as well as newly issued (inaudible).

The approximately – the approximate net equity value represents $176 million. We’re thrilled and truly looking forward to being long-term partners with EveryWare, John, and Chairman Dan Collin with Monomoy Partners, who have done a fantastic job building this business over the last several years.

Now, it’s my pleasure to turn the [mic] over to Dan Collin to share his thoughts about EveryWare and his commitment to this fine company.

Dan Collin:	Thank you very much. We are extremely excited to be part of this transaction and with our new partnership with Tom and his team at ROI. Given their relevant experience and proven success in the food service industry, there is no question in our mind that they will prove to be an invaluable resource as the company continues to grow its presence in the global food service marketplace.

We look forward to continuing our existing partnership with John Sheppard and the rest of the EveryWare management team as they execute the strategic plan. We are 100 percent confident in their ability to do so.

For Monomoy, the most important aspect of this transaction is the continued role as the company’s largest shareholder. We believe in the business, we believe in its people and we believe in the future growth of the organization.

We also believe that the structure of the transaction we are discussing today aligns the interests of all parties involved as we will work together tirelessly to drive go-forward performance and shareholder value in the years to come.

From a process standpoint, we expect to file the proxy statement by the end of the first quarter with an expected transaction closing date in the second quarter. And with that, I’d like to introduce John Sheppard, CEO and President of EveryWare Global.

John Sheppard:	Thank you, Dan and Tom. Good morning, everyone. I’m really excited about partnering with both of you and the – and the Monomoy and ROI teams. When I chose to take on this opportunity at EveryWare, I really did so because of the size of the global opportunities and because how it matched my previous experience of growing world-class brands globally.

If we’ll skip ahead to the table market overview chart, which is page 12, I want to go through a couple of things with you here. As a global consumer products company, our primary focus at EveryWare is on the large housewares and food service global markets. The housewares market alone is a $50 billion market, with over $12 billion in the U.S. alone.

With our key competencies and product offerings in categories such as bakeware, beverageware, serveware, storageware and our anchor home product line, we are well positioned to attack these market opportunities.

On the food service side, we have very similar opportunities to leverage our brand and compete in this $2.7 billion global market. Our strength and key categories such as flatware, dinnerware, beverageware and others will allow us to continue to be global leaders and to leverage my experience to drive incremental growth in these markets with such huge growth opportunities.

Going to page 13, we’re talking about positive industry dynamics. We’re very excited to be participating in a market segment with very positive industry dynamics and tailwinds. The primary food service industry indicators all reflect a strong continued turnaround since 2009.

In addition, on the housewares side, the leading indicator such as home sales show a very strong growth trajectory. These indicators, plus our strong leadership position in both retail and consumer, are what really excite me about the potential growth at EveryWare.

As you look towards chart 15, talking about where we are today with EveryWare, EveryWare is one of the world’s leading designers and sellers of tabletop and food prep products and was formed in 2011. More importantly, 2012 was our transition year and we were very successful in developing our core management team, prioritizing our focus and developing an overall strategic vision which outlines our strategy to continue to deliver growth in excess of the industry.

We are now well positioned to achieve industry-leading growth through innovation, expansion into (inaudible) categories and organic growth. Because we have the broadest array of tabletop and food products in the industry in sufficient capacity, we’re well positioned to continue to lead the industry in innovation and profitable growth.

Looking at our global footprint, you can see here that it allows us to efficiently leverage our local resources to local customers to scout new opportunities for growth and quickly launch innovative food service and houseware product solutions for our global customer base.

Our balance mix of manufactured and source product also gives us optimal flexibility and an efficient cost structure to operate under.

One of the major strengths of our combined business is the power of our world-class brands as you can see on chart 17, led by Oneida and Anchor. Oneida is the world’s largest marketer of flatware for the consumer and food service industries. We’re the number one market position in flatware for retail and food service channels and we’re number one in dinnerware for food service channels.

We have a portfolio of over 7,500 products in categories such as dinnerware, flatware, crystal stemware and others. And on the Anchor side, Anchor Hocking is a leader designer and manufacturer and marketer of quality glass products across multiple channels.

We have the number one market position in glass tableware for the retail channel and a portfolio with over 2,400 products across a number of categories including beverageware, bakeware, serveware, food storage and specialty products.

We have a strong market share in retail glassware and are a leading supplier to the food service industry, but perhaps the most exciting thing about these two world-class brands is the opportunity that we have to cross-sell across each other’s customer base.

For example, on food service, we can now sell Anchor Hocking glass beverageware and be a true full-service provider to this important channel.

Our looking at leading brand name recognition on chart 18, you can see that both Oneida and Anchor have very strong brand name recognition and reputation. In fact, Oneida is the number one in tabletop recognition and has global brand awareness.

Because tabletop purchasing decisions are highly influenced by brand recognition and reputation, we’re in a unique position to continue to leverage this brand’s strength to influence purchasing decisions.

On the food service side, we have very high brand loyalty and a number of strong brands in addition to Oneida that really help drive our growth.

And from a revenue standpoint, our revenue model reflects very high recurring revenue, somewhat similar to the razor/razor blade model where a restaurant, for example, would buy our flatware and dinnerware and beverageware. And if it needs to be replaced, they replace it with our products year-after-year.

Looking at the consumer brands summary on chart 19, as we stated, our brands are amongst the most recognized and we are the leader in the U.S. in our primary categories and we’re now leveraging our brands globally.

As you can see from this chart, we’ve created and implemented a very diversified brand strategy that allows us to compete in multiple price categories using our own brands like Oneida, (Byners), Anchor and San Andrea, and we now have a go-to market brand positioning strategy that gives us this capability of focusing on different price points and positioning from good to better to best, all the way up to fine dining.

On chart 20, you can see from this pie chart that we have highly diversified sales channels in terms of consumer food service and specialty. On food service, our customers continue to move towards full-line suppliers like us to consolidate their vendors.

In addition, as you can see from this who’s who of customers here, we are fortunate to be partnering with our world-class customers in providing diversified tabletop and dining solutions. It’s also important to note that our top 10 customers account for just 37 percent of our revenues and our largest customer accounts for less than 14 percent of our total revenues.

Thus, we have a very balanced revenue base across channels and customers. On the consumer overview chart, you can see that we operate our business as basically a number of different business units starting with the consumer or retail business.

We provide a broad array of product solutions across multiple channels, categories and customers, which have shown consistent growth despite challenging economic times. So across tabletop, food prep and pantry categories, we provide a complete offering to our customer base including mass and specialty retailers, department stores and even e-Commerce.

In 2012, a great example of where we’re seeing meaningful results from our focus on innovation and our competitive advantages due to our manufacturing capabilities is with our top 7 accounts. We actually grew our top 7 accounts at approximately 10 percent over prior year and our total retail sales grew at 2.4 times the projected industry growth rates.

Now, taking a look at our food service business, we have a very strong position across the entire food service channel which drives a substantial reorder business and allows us to leverage unique cross-selling opportunities with our manufactured glass beverageware from Anchor.

This reorder or replenishment business is exceptionally strong and provides a consistent revenue base and will continue to provide our food service business with strong profitable growth.

As an example, in 2012, our sales to our top 4 customers at food service grew 14 percent versus prior year and importantly, our overall food service gross margins increase 350 basis points, thus reflecting our ability to profitably grow in this important channel.

On specialty, which is chart 23, our unique manufacturing capabilities give us the opportunity to quickly launch exciting new products. Specialty liquor bottles are a good example where we’ve been able to see an opportunity, to service a need and to use our capabilities to produce some of the highest quality glass solutions for a growing market.

In 2012, our top 5 specialty customers averaged 22 percent growth over the prior year and we now have meaningful specific and unique manufacturing capabilities that we commercialize that have generated a 28 percent compound annual growth from our key products since 2009.

Looking at the international overview, you can see here that internationals are a very exciting business for us and it’s currently only about 7 percent of our total revenue base. The international business should be 40 percent and that’s our long-term goal.

This was my vision at Coca-Cola and we’re going to implement it here. The U.K. is a good example of where we’re going to leverage an asset we already have called, (Byners). The (Byners) has a very strong brand loyalty in the U.K., but we hadn’t been capitalizing on it or leveraging it effectively.

So specifically, we just completed the first two store refurbishments that actually focus on the (Byners) name now and sales are up 35 percent over prior year. In addition, we’ve made key investments in Korea, Brazil, Mexico and the U.K., which should pay dividends for us as we look forward.

I want to take a minute and talk about innovation, which is chart 25. I’m really excited about leveraging our innovation capabilities because innovation is a critical part of our continued growth strategy for us.

For example, we designed and launched over 300 new products at the 2012 housewares show and we have another 300 set for this year’s show. This is a key cornerstone of our retail growth strategy.

And specifically, our strategy approach to new product development is to actually leverage our broad manufacturing capabilities in the U.S. and identify market voids which will help drive profitable growth.

On chart 26, you can see that our business is only good as our people, the people behind it. I’ve been very fortunate to have a strong team and to have been able to bring in additional expertise to help create what is truly a world-class management team.

My experience has been in a profitably growing world-class brands globally and creating and executing long-term growth strategies both at Coca-Cola and (Cott) and now here at EveryWare.

I’m proud to have a strong partnership with my CFO Bernard Peters who has a strong, very ethical financial background with unique global experience.

We also have a very – we also have very strong local teams in our locations around the world who actually make it happen. In fact, from my management standpoint, the average tenure of my direct management team, including sales, operations, marketing and administrative and other functions, is over 20 years each.

So we have a very strong bench and great teams throughout our global organization. So in summary, on chart 27, we really have a unique business here with world-class brands that has a proven ability to execute.

As we move forward, I’m taking the steps as CEO to leverage the resources and the infrastructure and working with our new partners to drive long-term growth. My long-term goals for the organization reflect revenue growth of 5 to 7 percent, our GAAP EPS growth of 11 to 13 percent goal and adjusted EBITDA margins of 15 to 18 percent.

These long-term growth and margin goals will be achieved by leveraging our world-class brands and our key channels of retail, food service, specialty and through broader international penetration.

In addition, our focus on product innovation, which leverages our manufacturing capabilities and our new cross-selling opportunities, will allow us to drive earnings to revenue growth and margin expansion.

In summary, I’m excited to be leading this organization with my strong management team and I’m looking forward to executing this growth strategy.

And with that, I’d like to turn it over to Tom Baldwin.

Tom Baldwin:	That’s really great, John. Thank you so much. It’s really clear that the company has been extremely thoughtful in its approach and it’s clear that it is executed quite well against its business plan.

Please direct your attention to slide 29. Again, as we think about this company, we believe that EveryWare should be very well appreciated by public investors. Transaction has an enterprise value of $420 million pro forma share account of 17.6 million shares. It has an implied equity value nearly $176 million. It’s anticipated that pro forma net debt should represent nearly $245 million.

Pro forma’s stock ownership as indicated on the pie chart and Monomoy's commitment to the company and to this transaction are clearly illustrated.

Please view the metrics on the lower left targeted at 6.9 times 2013 planned adjusted EBITDA. We believe the evaluation is quite compelling.

Moving on to slide 30, looking at the relative measures of value on slide 30, this is a very powerful slide. Again, it’s quite clear that EveryWare has been valued in a very attractive manner. In each case, as with IPOs, EveryWare has been priced at a discount to the list of comparable companies identified in the appendix.

We believe that EveryWare is an ideal merger partner and I continue to get more excited each time I hear the plans for the future and a great – the great prospects of this company.

Now, in closing, I’d like to thank the company, Dan Collin, John Sheppard, the great management team. I’d like to thank you for your time and your courtesy this morning, and we look forward to speaking with you and seeing many of you over the course of the next few weeks and on our road show.

And with that, I thank you and appreciate your time. Operator?

Operator:	Thank you. This concludes our call today. A replay of the call and the presentation will be available through February 8th, 2013, on the Web site ROIACorp.com, and by dialing 800-585-8367, in the United States, or 404-537-3406 for outside the U.S. The conference I.D. to reference is 95625940.

Thank you and you may now disconnect.

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